Exhibit 5.1

May 10, 2021

Tennant Company

10400 Clean Street

Eden Prairie, Minnesota 55344

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Tennant Company, a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 29,058 shares of the Company’s common stock, par value $0.375 per share (the “Shares”), issuable upon (a) the vesting and exercise of 8,808 stock options granted to Fay West, the Company’s Senior Vice President, Chief Financial Officer, pursuant to a Non-Statutory Stock Option Agreement (Inducement Grant), (b) the vesting of 2,473 shares of restricted stock granted to Ms. West pursuant to a Restricted Stock Agreement (Inducement Grant), (c) the vesting of 4,946 performance-based restricted stock units granted to Ms. West pursuant to a Restricted Stock Unit Agreement (Performance Based Inducement Grant) and (d) the vesting of 12,831 restricted stock units granted to Ms. West pursuant to a Restricted Stock Unit Agreement (Inducement Grant) (collectively, the “Inducement Award Agreements”).

For purposes of this opinion letter, we have examined the Inducement Award Agreements, the Registration Statement, the Articles of Incorporation, as currently in effect, and the Amended and Restated Bylaws, as currently in effect, of the Company, the resolutions of the Company’s board of directors authorizing the issuance of the Shares and such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Inducement Award Agreements and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Inducement Award Agreements, and (b) the consideration for the Shares specified in the Inducement Award Agreements has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We are admitted to the practice of law in the State of Minnesota.

Tennant Company	Page -2-	May 10, 2021

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Amy C. Seidel
Amy C. Seidel